UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2011 (October 5, 2011)

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue White Plains, New York	10604

(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     As previously reported under Item 5.02 of the Form 8-K of ITT Corporation (“ITT” or the “Company”) filed on October 11, 2011, (i) Denise L. Ramos was appointed as Chief Executive Officer and President of ITT effective immediately after the occurrence of the effective time (the “Effective Time”) of, and conditioned on, the planned spin-off of Exelis Inc. (“Exelis”) and Xylem Inc. (“Xylem”) by way of a distribution of all of the issued and outstanding shares of Exelis common stock and Xylem common stock to be made, on a pro rata basis, to the holders of the common stock of the Company (the “Spin-off”), and (ii) Thomas Scalera was appointed Senior Vice President and Chief Financial Officer of ITT, conditioned on the occurrence of the Spin-off and effective immediately after the Effective Time. The description of the foregoing included in the Company’s Form 8-K filed on October 11, 2011 is incorporated herein. This amended report on Form 8-K is being filed to reflect certain compensation arrangements of Ms. Ramos and Mr. Scalera as described below.
Denise L. Ramos Employment Letter
     On October 17, 2011, the Company and Denise L. Ramos entered into an employment letter (the “Ramos Employment Letter”) setting forth the terms and conditions of her employment as Chief Executive Officer and President of the Company effective immediately after the Effective Time. Pursuant to the letter, Ms. Ramos is entitled to a beginning annual base salary of $850,000 and is also eligible for a 2012 target annual incentive equal to 100% of her base salary and a 2012 target long-term incentive compensation opportunity equal to $2,800,000. The letter also provides that Ms. Ramos will receive a Founders’ Grant in connection with the Spin-off composed of nonqualified stock options and restricted stock units with terms set forth in the Ramos Employment Letter and having an aggregate value of $4,200,000. If the Company terminates her employment other than for cause (as defined in the Ramos Employment Letter) and other than as a result of her death or disability, in any case prior to her normal retirement date, she will, subject to certain conditions and limitations set forth in the Ramos Employment Letter, be entitled to severance pay in an amount equal to two times the sum of her then-current annual base salary and target annual incentive payable in installments over 24 months and will also be entitled to receive certain benefits during that time. The description above of the terms and conditions of Ms. Ramos’s employment letter with the Company is qualified in its entirety by reference to the Ramos Employment Letter, a copy of which is attached hereto as Exhibit 10.1.
Thomas M. Scalera Employment Arrangement
     Effective immediately after the Effective Time, Thomas M. Scalera will serve as the Company’s Chief Financial Officer. Although the terms and conditions of Mr. Scalera’s employment with the Company will not be set forth in a written agreement, the Company has agreed that Mr. Scalera will receive a beginning annual base salary of $308,000 and will be eligible for a 2012 target annual incentive equal to 75% of his base salary and a 2012 target long-term incentive compensation opportunity equal to $461,000. In connection with the Spin-off, Mr. Scalera is expected to receive a Founder’s Grant composed of nonqualified stock options and restricted stock units with an aggregate value of $693,000 and is eligible for a target Spin-off transaction 2011 incentive payment bonus of $145,000.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
No.	Description
10.1	Employment Letter, dated as of October 4, 2011 and accepted October 17, 2011, between ITT Corporation and Denise L. Ramos

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: October 20, 2011	By:	/s/ Burt M. Fealing
Burt M. Fealing
Its: Vice President and Corporate Secretary (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Employment Letter, dated as of October 4, 2011 and accepted October 17, 2011, between ITT Corporation and Denise L. Ramos